                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our reports dated February 12, 1999, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 1998, and all related schedules, which reports are incorporated by reference or included in the December 31, 1998, annual report on Form 10-K of Bowater Incorporated:

                                                                     Filing
                                                                      Date
                                                                    --------
Form S-1
--------
No. 33-2444   -  Dividend Reinvestment and Stock Purchase Plan      12/27/85
                 of Bowater Incorporated

Form S-3
--------
No. 333-57839 -  Bowater Incorporated common stock offered in        6/26/98
                 exchange for Exchangeable shares of Bowater
                 Canada Inc.

Form S-8
--------
No. 33-16277  -  Bowater Southern Hourly Employees' Profit-          8/25/87
                 Sharing Plan

No. 33-25166  -  Bowater Incorporated 1988 Stock Incentive Plan     10/27/88

No. 33-50152  -  Bowater Incorporated 1992 Stock Incentive Plan      7/28/92

No. 33-61219  -  The Deferred Compensation Plan for Outside
                 Directors of Bowater Incorporated                   7/21/95

No. 33-64371  -  Great Northern Paper, Inc. Hourly 401(k) Savings
                 Plan                                               11/17/95

No. 333-00555 -  Bowater Incorporated Salaried Employees'
                 Savings Plan                                        1/30/96

No. 333-00587 -  Great Northern Paper, Inc. Savings and Capital
                 Growth Plan for Salaried Employees                  1/31/96

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

No. 333-02989   -    Bowater Incorporated/Carolina Division Hourly
                     Employees' Savings Plan                           4/30/96

No. 333-16941   -    Great Northern Paper, Inc. Savings and Capital
                     Growth Plan for Salaried Employees               11/27/96

No. 333-16943   -    Great Northern Paper, Inc. Hourly 401(k)
                     Savings Plan                                     11/27/96

No. 333-41471   -    Bowater Incorporated Salaried Employees'
                     Savings Plan                                     12/4/97

No. 333-41473   -    Bowater Incorporated 1997 Stock Option Plan      12/4/97


No. 333-41475   -    Bowater Incorporated/Coated Paper and Pulp
                     Division Hourly Employees' Savings Plan          12/4/97



                                   /s/ KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP



Greenville, South Carolina
March 24, 1999